Exhibit 23.4



            Consent of Independent Registered Public Accounting Firm


We consent to the inclusion of our report, dated March 11, 2005, with respect to the financial statements of The FINOVA Group Inc. as of December 31, 2004 and 2003 and for each of the three years in the period then ended, included in this Form 10-K/A and with respect to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-84303), Form S-8 and S-3 (No. 33-6054), Form S-8 and S-3 (No. 33-26434), Form S-8 and Form S-3 (No. 33-30277),
Form S-8 (No. 33-61682), Form S-8 (No. 33-61718), Form S-8 (No. 333-51494), and
Form S-4 (No. 333-86018).



                                                /s/ Ernst & Young LLP
                                                    -----------------
                                                    Ernst & Young LLP


Phoenix, Arizona
March 29, 2005